Exhibit 99.1

Equity Residential Reports First Quarter Results

Same Store NOI Increases 4.7%

CHICAGO--(BUSINESS WIRE)--Equity Residential (NYSE:EQR) today reported results for the quarter ended March 31, 2008. All per share results are reported on a fully-diluted basis.

“To date, despite a slowing economy and disappointing job numbers, apartment fundamentals remain fairly healthy across most of our markets. We have performed on plan through the first four months of the year and May appears likely to continue that trend. As we enter our primary leasing season 95% occupied, we remain confident that our 2008 operating performance will meet our original expectations,” said David J. Neithercut, Equity Residential’s President and CEO.

First Quarter 2008

For the quarter ended March 31, 2008, the company reported earnings of $0.51 per share compared to $0.40 per share in the first quarter of 2007. The increase is primarily attributable to higher income from continuing operations and higher gains on property sales.

Funds from Operations (FFO) for the quarter ended March 31, 2008 were $0.59 per share compared to $0.55 per share in the same period of 2007. The $0.04 per share increase in the first quarter of 2008 is due primarily to:

  A net positive impact of approximately $0.02 per share from higher total net operating income (NOI) as a result of higher NOI from the company’s same store portfolio and the lease up of development and other non-same store properties, partially offset by dilution from the company’s 2007 and 2008 transaction activity;
  A net positive impact of approximately $0.03 per share due primarily to lower floating rates of interest, higher capitalized interest and lower share count partially offset by the increased interest expense associated with the company’s 2007 share buyback;
  A positive impact of approximately $0.01 due to lower preferred share distributions; and
  A reduction of approximately $0.02 per share from higher income taxes and a number of non-comparable items listed on page 23 of this release.

The difference between the company’s first quarter 2008 FFO of $0.59 per share and the company’s fourth quarter 2007 FFO of $0.67 per share is primarily attributable to the following:

  Approximately $0.08 per share less in FFO in the first quarter of 2008 due to a number of one-time items that had a positive impact in the fourth quarter of 2007, including insurance recoveries and reserve adjustments, an insurance settlement and income tax refunds;
  Approximately $0.01 per share less in FFO in the first quarter of 2008 due to slightly lower same store NOI and dilution from 2008 transactions activity partially offset by the positive impact of the lease up of development and other non-same store properties; and
  Approximately $0.01 per share of higher FFO in the first quarter of 2008 due to lower interest expense from lower rates, partially offset by lower interest income on 1031 exchange accounts.

Same Store Results

On a same store first quarter to first quarter comparison, which includes 121,826 apartment units, revenues increased 3.5%, expenses increased 1.6% and NOI increased 4.7%. The increase in same store revenues was driven primarily by an increase in rental rates.

Acquisitions/Dispositions

During the first quarter of 2008, the company acquired two properties, consisting of 171 apartment units, for an aggregate purchase price of $41.9 million at an average capitalization (cap) rate of 5.0%.

Also during the quarter, the company sold 15 properties, consisting of 3,317 apartment units, for an aggregate sale price of $271.6 million at an average cap rate of 5.8% generating an unlevered internal rate of return (IRR) of 10.7%. In addition, the company sold 41 condominium units for $9.4 million.

Liquidity

On March 10, 2008, the company closed a $500 million Freddie Mac secured loan with an all-in effective interest rate of 5.48%. The company currently has approximately $1.4 billion available on its unsecured revolving credit facility and approximately $325 million of unrestricted cash. The company’s liquidity is sufficient to retire all of its 2008 loan maturities as they come due. The company anticipates having approximately $1.0 billion of availability on its unsecured revolving credit facility at year end 2008.

Second Quarter 2008 Earnings Guidance

The company has established an FFO guidance range of $0.61 to $0.65 per share for the second quarter of 2008. The difference between the company’s actual first quarter 2008 FFO of $0.59 per share and the midpoint of the second quarter 2008 guidance range is primarily a result of higher NOI from the company’s same store properties as well as the continuing positive impact from the lease up of development and other non-same store properties offset by some transaction dilution in the second quarter of 2008.

Second Quarter 2008 Conference Call

Equity Residential expects to announce second quarter 2008 results on Wednesday, July 30, 2008 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, July 31, 2008.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 565 properties located in 24 states and the District of Columbia, consisting of 149,769 apartment units. For more information on Equity Residential, please visit our website at www.equityresidential.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results and outlook for 2008 will take place tomorrow, Thursday, May 1, at 10:00 a.m. Central. Please visit the Investor Information section of the company’s web site at www.equityresidential.com for the link. A replay of the web cast will be available for two weeks at this site.

EQUITY RESIDENTIAL
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2008	2007
REVENUES
Rental income	$ 520,518	$ 473,582
Fee and asset management	2,294	2,267

Total revenues	522,812	475,849

EXPENSES
Property and maintenance	137,491	126,781
Real estate taxes and insurance	55,925	52,420
Property management	21,168	24,842
Fee and asset management	2,183	2,341
Depreciation	146,598	138,932
General and administrative	12,481	9,369
Impairment	119	236

Total expenses	375,965	354,921

Operating income	146,847	120,928

Interest and other income	3,368	2,438
Interest:
Expense incurred, net	(117,247)	(110,656)
Amortization of deferred financing costs	(2,161)	(2,221)

Income before income and other taxes, allocation to Minority Interests, loss from investments in unconsolidated entities and discontinued
operations	30,807	10,489
Income and other tax (expense) benefit	(2,898)	(597)
Allocation to Minority Interests:
Operating Partnership, net	(1,518)	(94)
Preference Interests and Units	(4)	(223)
Partially Owned Properties	(268)	(592)
Loss from investments in unconsolidated entities	(95)	(229)
Income from continuing operations, net of minority interests	26,024	8,754
Discontinued operations, net of minority interests	114,458	117,483
Net income	140,482	126,237
Preferred distributions	(3,633)	(7,424)
Net income available to Common Shares	$ 136,849	$ 118,813

Earnings per share - basic:
Income from continuing operations available to Common Shares	$ 0.08	$ 0.01
Net income available to Common Shares	$ 0.51	$ 0.41
Weighted average Common Shares outstanding	268,784	292,251

Earnings per share - diluted:
Income from continuing operations available to Common Shares	$ 0.08	$ 0.01
Net income available to Common Shares	$ 0.51	$ 0.40
Weighted average Common Shares outstanding	289,317	316,265

Distributions declared per Common Share outstanding	$ 0.4825	$ 0.4625

EQUITY RESIDENTIAL
CONSOLIDATED STATEMENTS OF FUNDS FROM OPERATIONS
(Amounts in thousands except per share data)
(Unaudited)

	Quarter Ended March 31,
	2008	2007

Net income	$ 140,482	$ 126,237
Allocation to Minority Interests - Operating Partnership, net	1,518	94
Adjustments:
Depreciation	146,598	138,932
Depreciation - Non-real estate additions	(2,051)	(2,035)
Depreciation - Partially Owned and Unconsolidated Properties	1,034	943
Discontinued operations:
Depreciation	982	15,742
Gain on sales of discontinued operations, net of minority interests	(114,725)	(104,983)
Net incremental gain on sales of condominium units	366	4,684
Minority Interests - Operating Partnership	(18)	829

FFO (1)(2)	174,186	180,443
Preferred distributions	(3,633)	(7,424)

FFO available to Common Shares and OP Units - basic (1) (2)	$ 170,553	$ 173,019

FFO available to Common Shares and OP Units - diluted (1) (2)	$ 170,726	$ 173,220

FFO per share and OP Unit - basic	$ 0.59	$ 0.56

FFO per share and OP Unit - diluted	$ 0.59	$ 0.55

Weighted average Common Shares and
OP Units outstanding - basic	287,079	311,698

Weighted average Common Shares and
OP Units outstanding - diluted	289,761	316,786

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

EQUITY RESIDENTIAL
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands except for share amounts)
(Unaudited)

	March 31,	December 31,
	2008	2007
ASSETS
Investment in real estate
Land	$ 3,613,965	$ 3,607,305
Depreciable property	13,541,364	13,556,681
Projects under development	811,616	812,339
Land held for development	368,525	357,025
Investment in real estate	18,335,470	18,333,350
Accumulated depreciation	(3,245,919)	(3,170,125)
Investment in real estate, net	15,089,551	15,163,225

Cash and cash equivalents	502,649	50,831
Investments in unconsolidated entities	3,429	3,547
Deposits - restricted	216,213	253,276
Escrow deposits - mortgage	19,912	20,174
Deferred financing costs, net	57,325	56,271
Other assets	121,866	142,453
Total assets	$ 16,010,945	$ 15,689,777

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Mortgage notes payable	$ 4,096,357	$ 3,605,971
Notes, net	5,767,075	5,763,762
Lines of credit	-	139,000
Accounts payable and accrued expenses	154,323	109,385
Accrued interest payable	78,697	124,717
Other liabilities	288,234	322,975
Security deposits	63,186	62,159
Distributions payable	141,379	141,244
Total liabilities	10,589,251	10,269,213

Commitments and contingencies
Minority Interests:
Operating Partnership	323,645	331,626
Preference Interests and Units	184	184
Partially Owned Properties	24,917	26,236
Total Minority Interests	348,746	358,046

Shareholders' equity:
Preferred Shares of beneficial interest, $0.01 par value;
100,000,000 shares authorized; 1,980,975 shares issued
and outstanding as of March 31, 2008 and 1,986,475
shares issued and outstanding as of December 31, 2007	209,524	209,662
Common Shares of beneficial interest, $0.01 par value;
1,000,000,000 shares authorized; 270,502,249 shares issued
and outstanding as of March 31, 2008 and 269,554,661
shares issued and outstanding as of December 31, 2007	2,705	2,696
Paid in capital	4,279,587	4,266,538
Retained earnings	606,045	599,504
Accumulated other comprehensive loss	(24,913)	(15,882)
Total shareholders' equity	5,072,948	5,062,518
Total liabilities and shareholders' equity	$ 16,010,945	$ 15,689,777

EQUITY RESIDENTIAL

Portfolio Summary
As of March 31, 2008

	Markets	Properties	Units	% of Total Units	% of 2008 Stabilized NOI	Average Rental Rate (1)

1	New York Metro Area	22	6,246	4.2%	10.2%	$ 2,721
2	Los Angeles	37	7,714	5.1%	8.2%	1,769
3	South Florida	38	12,433	8.3%	7.8%	1,282
4	DC Northern Virginia	24	8,057	5.4%	7.7%	1,636
5	Seattle/Tacoma	47	10,905	7.3%	7.4%	1,286
6	San Francisco Bay Area	33	6,623	4.4%	6.1%	1,649
7	Boston	36	5,907	3.9%	6.0%	1,831
8	Phoenix	41	11,780	7.9%	5.6%	936
9	Denver	28	9,342	6.2%	5.1%	966
10	San Diego	14	4,491	3.0%	4.3%	1,599
11	Atlanta	31	9,410	6.3%	4.3%	957
12	Orlando	24	7,525	5.0%	4.3%	1,034
13	Inland Empire, CA	15	4,655	3.1%	3.7%	1,375
14	Orange County	10	3,307	2.2%	3.2%	1,606
15	Suburban Maryland	20	5,081	3.4%	2.8%	1,130
16	New England (excluding Boston)	34	5,040	3.4%	2.6%	1,107
17	Jacksonville	12	3,951	2.6%	1.9%	920
18	Portland, OR	11	3,713	2.5%	1.8%	949
19	Dallas/Ft. Worth	18	4,463	3.0%	1.7%	913
20	Tampa/Ft. Myers	11	3,414	2.3%	1.4%	937

	Top 20 Total	506	134,057	89.5%	96.1%	1,319

21	Austin	9	2,985	2.0%	1.2%	879
22	Raleigh/Durham	12	3,058	2.1%	1.2%	809
23	Central Valley, CA	11	1,853	1.2%	1.0%	1,089
24	Other EQR	16	3,506	2.3%	0.5%	825

	Total	554	145,459	97.1%	100.0%	1,284

	Condominium Conversion	10	579	0.4%	-	-
	Military Housing	1	3,731	2.5%	-	-

	Grand Total	565	149,769	100.0%	100.0%	$ 1,284

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the month of March 2008.

EQUITY RESIDENTIAL

Portfolio as of March 31, 2008

		Properties	Units

Wholly Owned Properties		493	130,161
Partially Owned Properties:
Consolidated		27	5,431
Unconsolidated		44	10,446
Military Housing (Fee Managed)		1	3,731
		565	149,769

Portfolio Rollforward Q1 2008

	Properties	Units	$ Thousands	Cap Rate

12/31/2007	579	152,821

Acquisitions:
Rental Properties	2	171	$ 41,863	5.0%
Dispositions:
Rental Properties	(15)	(3,317)	$ (271,643)	5.8%
Condominium Conversion Properties	(2)	(41)	$ (9,445)
Completed Developments	1	132
Configuration Changes	-	3

3/31/2008	565	149,769

EQUITY RESIDENTIAL

First Quarter 2008 vs. First Quarter 2007
Quarter over Quarter Same Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 121,826 Same Store Units
	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
Q1 2008	$ 448,512	$ 167,891	$ 280,621	$ 1,302	94.4%	13.7%
Q1 2007	$ 433,351	$ 165,219	$ 268,132	$ 1,253	94.8%	13.5%
Change	$ 15,161	$ 2,672	$ 12,489	$ 49	(0.4%)	0.2%
Change	3.5%	1.6%	4.7%	3.9%

First Quarter 2008 vs. Fourth Quarter 2007
Sequential Quarter over Quarter Same Store Results/Statistics

$ in Thousands (except for Average Rental Rate) - 129,999 Same Store Units
	Results			Statistics
Description	Revenues	Expenses	NOI (1)	Average Rental Rate (2)	Occupancy	Turnover
Q1 2008	$ 484,707	$ 182,588	$ 302,119	$ 1,319	94.3%	13.7%
Q4 2007	$ 482,342	$ 176,278	$ 306,064	$ 1,311	94.4%	14.7%
Change	$ 2,365	$ 6,310	$ (3,945)	$ 8	(0.1%)	(1.0%)
Change	0.5%	3.6%	(1.3%)	0.6%

(1) The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense, and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of the operating performance of a real estate company because it is a direct measure of the actual operating results of the Company's apartment communities.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Same Store NOI Reconciliation
First Quarter 2008 vs. First Quarter 2007

The following table presents a reconciliation of operating income per the consolidated statements of operations to NOI for the First Quarter 2008 Same Store Properties:

	Quarter Ended March 31,
	2008	2007
	(Amounts in thousands)

Operating income	$ 146,847	$ 120,928
Adjustments:
Non-same store operating results	(25,313)	(1,407)
Fee and asset management revenue	(2,294)	(2,267)
Fee and asset management expense	2,183	2,341
Depreciation	146,598	138,932
General and administrative	12,481	9,369
Impairment	119	236

Same store NOI	$ 280,621	$ 268,132

EQUITY RESIDENTIAL

First Quarter 2008 vs. First Quarter 2007
Same Store Results by Market

						Increase (Decrease) from Prior Year's Quarter
			Q1 2008	Q1 2008	Q1 2008
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy
1	New York Metro Area	5,443	9.5%	$ 2,705	94.4%	5.0%	5.5%	4.6%	6.7%	(1.6%)
2	Los Angeles	7,063	8.3%	1,754	93.5%	3.7%	(0.1%)	5.7%	5.3%	(1.4%)
3	Seattle/Tacoma	8,680	7.3%	1,317	94.0%	8.0%	2.8%	11.2%	8.6%	(0.5%)
4	South Florida	9,347	7.1%	1,292	93.8%	(1.7%)	0.8%	(3.3%)	(1.1%)	(0.5%)
5	DC Northern Virginia	6,870	7.0%	1,527	94.8%	3.1%	(1.7%)	5.8%	3.1%	(0.1%)
6	Boston	5,649	6.4%	1,862	95.5%	3.3%	6.2%	1.3%	1.0%	2.2%
7	San Francisco Bay Area	5,793	6.3%	1,601	95.3%	7.9%	(1.0%)	13.0%	8.0%	(0.2%)
8	Phoenix	9,350	5.6%	931	95.5%	1.3%	(1.3%)	2.8%	0.0%	1.2%
9	Denver	8,045	5.2%	944	95.0%	7.0%	(2.9%)	12.7%	7.1%	(0.1%)
10	Atlanta	8,044	4.5%	976	94.1%	3.8%	2.0%	5.2%	5.1%	(1.2%)
11	Orlando	6,931	4.4%	1,040	93.4%	(1.9%)	2.9%	(4.8%)	(1.4%)	(0.6%)
12	San Diego	3,822	4.2%	1,638	94.0%	3.7%	2.7%	4.3%	4.2%	(0.4%)
13	Inland Empire, CA	4,355	3.9%	1,374	92.9%	2.1%	(0.9%)	3.8%	3.5%	(1.3%)
14	Orange County	3,013	3.4%	1,601	94.0%	3.7%	(0.1%)	5.4%	5.5%	(1.7%)
15	New England (excluding Boston)	5,040	2.8%	1,103	94.2%	2.3%	7.4%	(2.4%)	2.9%	(0.6%)
16	Suburban Maryland	3,687	2.6%	1,148	93.5%	6.9%	(3.7%)	14.8%	6.4%	0.4%
17	Portland, OR	3,409	2.0%	961	94.8%	5.6%	3.9%	6.7%	5.8%	(0.2%)
18	Dallas/Ft. Worth	3,433	2.0%	978	95.7%	5.0%	3.2%	6.3%	4.2%	0.7%
19	Jacksonville	3,231	1.7%	917	93.6%	0.5%	3.6%	(1.6%)	1.6%	(1.0%)
20	Austin	2,985	1.5%	893	96.3%	5.5%	2.6%	7.9%	6.2%	(0.8%)
	Top 20 Markets	114,190	95.7%	1,325	94.4%	3.6%	1.7%	4.8%	3.9%	(0.3%)

	All Other Markets	7,636	4.3%	947	94.3%	1.3%	0.5%	1.9%	2.0%	(0.7%)
	Total	121,826	100.0%	$ 1,302	94.4%	3.5%	1.6%	4.7%	3.9%	(0.4%)

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

First Quarter 2008 vs. Fourth Quarter 2007
Sequential Same Store Results by Market

						Increase (Decrease) from Prior Quarter
			Q1 2008	Q1 2008	Q1 2008
			% of	Average	Weighted				Average
			Actual	Rental	Average				Rental
	Markets	Units	NOI	Rate (1)	Occupancy %	Revenues	Expenses	NOI	Rate (1)	Occupancy
1	New York Metro Area	6,246	9.7%	$ 2,721	93.2%	(0.8%)	8.5%	(5.7%)	1.2%	(1.8%)
2	South Florida	11,761	8.3%	1,304	93.5%	1.5%	(0.8%)	3.1%	0.2%	1.2%
3	Los Angeles	7,179	7.9%	1,765	93.5%	0.3%	1.7%	(0.4%)	1.2%	(0.9%)
4	DC Northern Virginia	7,661	7.8%	1,632	94.8%	0.7%	7.1%	(2.2%)	0.8%	(0.1%)
5	Seattle/Tacoma	8,986	7.0%	1,320	94.1%	1.4%	3.8%	0.1%	1.5%	(0.1%)
6	San Francisco Bay Area	6,364	6.5%	1,644	95.6%	2.2%	4.7%	0.9%	2.0%	0.2%
7	Boston	5,805	6.1%	1,850	95.6%	0.1%	4.8%	(2.8%)	0.4%	(0.3%)
8	Phoenix	10,238	5.7%	931	95.3%	1.3%	5.0%	(0.8%)	0.0%	1.2%
9	Denver	8,795	5.3%	958	95.0%	0.5%	(1.0%)	1.2%	0.6%	(0.2%)
10	Orlando	7,525	4.4%	1,043	93.5%	(0.3%)	4.0%	(2.9%)	0.0%	(0.3%)
11	Atlanta	8,226	4.3%	978	94.1%	(0.6%)	3.8%	(3.6%)	0.1%	(0.7%)
12	San Diego	4,262	4.3%	1,618	94.1%	0.0%	3.2%	(1.6%)	1.0%	(0.9%)
13	Inland Empire, CA	4,355	3.7%	1,374	92.9%	(0.2%)	0.2%	(0.5%)	0.6%	(0.8%)
14	Orange County	3,175	3.3%	1,594	94.1%	0.0%	(3.0%)	1.4%	1.1%	(1.0%)
15	New England (excluding Boston)	5,040	2.6%	1,103	94.2%	(0.2%)	14.2%	(11.4%)	(0.1%)	(0.1%)
16	Suburban Maryland	3,687	2.4%	1,148	93.5%	0.4%	(4.8%)	4.0%	1.1%	(0.6%)
17	Portland, OR	3,409	1.9%	960	95.0%	1.5%	4.6%	(0.4%)	2.5%	(0.9%)
18	Dallas/Ft. Worth	3,433	1.8%	978	95.7%	1.4%	(0.5%)	2.8%	0.2%	1.1%
19	Jacksonville	3,231	1.6%	917	93.6%	(0.9%)	7.4%	(6.0%)	(0.1%)	(0.7%)
20	Austin	2,985	1.4%	893	96.3%	1.4%	(0.2%)	2.7%	1.3%	0.0%
	Top 20 Markets	122,363	96.0%	1,342	94.3%	0.5%	3.6%	(1.3%)	0.7%	(0.1%)

	All Other Markets	7,636	4.0%	947	94.3%	0.4%	3.5%	(1.6%)	0.1%	0.3%
	Total	129,999	100.0%	$ 1,319	94.3%	0.5%	3.6%	(1.3%)	0.6%	(0.1%)

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied units for the period.

EQUITY RESIDENTIAL

Debt Summary as of March 31, 2008
(Amounts in thousands)

					Weighted
				Weighted	Average
				Average	Maturities
		Amounts (1)	% of Total	Rates (1)	(years)

	Secured	$ 4,096,357	41.5%	5.23%	7.9
	Unsecured	5,767,075	58.5%	5.59%	6.0
	Total	$ 9,863,432	100.0%	5.45%	6.8

	Fixed Rate Debt:
	Secured - Conventional	$ 2,935,779	29.7%	6.06%	5.8
	Unsecured - Public/Private	5,003,070	50.7%	5.68%	6.2
	Unsecured - Tax Exempt	111,390	1.2%	5.06%	21.1
	Fixed Rate Debt	8,050,239	81.6%	5.80%	6.3

	Floating Rate Debt:
	Secured - Conventional	533,665	5.4%	4.01%	5.0
	Secured - Tax Exempt	626,913	6.4%	2.86%	20.8
	Unsecured - Public/Private	652,615	6.6%	5.10%	2.2
	Unsecured - Revolving Credit Facility	-	-	4.29%	3.9
	Floating Rate Debt	1,813,193	18.4%	4.01%	9.2

	Total	$ 9,863,432	100.0%	5.45%	6.8

(1)	Net of the effect of any derivative instruments. Weighted average rates are for the quarter ended March 31, 2008.

	Note: The Company capitalized interest of approximately $14.7 million and $7.9 million during the quarters ended March 31, 2008 and 2007, respectively.

Debt Maturity Schedule as of March 31, 2008
(Amounts in thousands)

							Weighted	Weighted
							Average Rates	Average Rates
			Fixed Rate	Floating Rate		% of	on Fixed Rate	on Total Debt
	Year		(1)	(1)	Total	Total	Debt (1)	(1)

	2008		$ 399,695	$ 67,392	$ 467,087	4.7%	6.62%	6.32%
	2009		458,419	476,246	934,665	9.5%	6.35%	5.28%
	2010	(2)	282,829	580,960	863,789	8.8%	7.02%	5.21%
	2011	(3)	1,519,782	41,537	1,561,319	15.8%	5.57%	5.50%
	2012		907,993	-	907,993	9.2%	6.08%	6.08%
	2013		566,295	-	566,295	5.7%	5.93%	5.93%
	2014		517,454	-	517,454	5.3%	5.28%	5.28%
	2015		355,622	-	355,622	3.6%	6.41%	6.41%
	2016		1,089,323	-	1,089,323	11.0%	5.32%	5.32%
	2017		803,653	456	804,109	8.2%	6.01%	6.01%
	2018+		1,149,174	646,602	1,795,776	18.2%	5.76%	5.10%
	Total		$ 8,050,239	$ 1,813,193	$ 9,863,432	100.0%	5.86%	5.54%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of March 31, 2008.

(2)	Includes the Company's $500.0 million floating rate term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(3)	Includes $650.0 million of 3.85% convertible unsecured debt with a final maturity of 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

EQUITY RESIDENTIAL

Unsecured Debt Summary as of March 31, 2008
(Amounts in thousands)

					Unamortized
	Coupon	Due		Face	Premium/	Net
	Rate	Date		Amount	(Discount)	Balance

	Fixed Rate Notes:
	7.500%	08/15/08	(1)	$ 130,000	$ -	$ 130,000
	4.750%	06/15/09	(2)	300,000	(331)	299,669
	6.950%	03/02/11		300,000	2,665	302,665
	6.625%	03/15/12		400,000	(1,162)	398,838
	5.500%	10/01/12		350,000	(1,553)	348,447
	5.200%	04/01/13		400,000	(592)	399,408
	5.250%	09/15/14		500,000	(397)	499,603
	6.584%	04/13/15		300,000	(782)	299,218
	5.125%	03/15/16		500,000	(426)	499,574
	5.375%	08/01/16		400,000	(1,546)	398,454
	5.750%	06/15/17		650,000	(4,705)	645,295
	7.125%	10/15/17		150,000	(619)	149,381
	7.570%	08/15/26		140,000	-	140,000
	3.850%	08/15/26	(3)	650,000	(7,482)	642,518
	Floating Rate Adjustments		(2)	(150,000)	-	(150,000)
				5,020,000	(16,930)	5,003,070

	Fixed Rate Tax Exempt Notes:
	4.750%	12/15/28	(1)	35,600	-	35,600
	5.200%	06/15/29	(1)	75,790	-	75,790
				111,390	-	111,390

	Floating Rate Notes:
		06/15/09	(2)	150,000	-	150,000
	FAS 133 Adjustments - net		(2)	2,615	-	2,615
	Term Loan Facility	10/05/10	(4)	500,000	-	500,000
				652,615	-	652,615

	Revolving Credit Facility:	02/28/12	(5)	-	-	-

	Total Unsecured Debt			$ 5,784,005	$ (16,930)	$ 5,767,075

(1)	Notes are private. All other unsecured debt is public.

(2)	$150.0 million in fair value interest rate swaps converts 50% of the 4.750% Notes due June 15, 2009 to a floating interest rate.

(3)	Convertible notes mature on August 15, 2026. The notes are callable by the Company on or after August 18, 2011. The notes are putable by the holders on August 18, 2011, August 15, 2016 and August 15, 2021.

(4)	Represents the Company's $500.0 million term loan facility, which matures on October 5, 2010, subject to two one-year extension options exercisable by the Company.

(5)	As of March 31, 2008, there was no amount outstanding on the Company's $1.5 billion unsecured revolving credit facility which matures on February 28, 2012.

EQUITY RESIDENTIAL

Selected Unsecured Public Debt Covenants

	March 31,	December 31,
	2008	2007

Total Debt to Adjusted Total Assets (not to exceed 60%)	51.3%	50.5%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	21.3%	19.2%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.08	2.09

Total Unsecured Assets to Unsecured Debt
(must be at least 150%)	207.2%	207.4%

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

EQUITY RESIDENTIAL

Capital Structure as of March 31, 2008
(Amounts in thousands except for share and per share amounts)

Secured Debt			$ 4,096,357	41.5%
Unsecured Debt			5,767,075	58.5%
Total Debt			9,863,432	100.0%	44.7%

Common Shares	270,502,249	93.8%
OP Units	18,001,023	6.2%
Total Shares and OP Units	288,503,272	100.0%
Common Share Equivalents (see below)	439,296
Total outstanding at quarter-end	288,942,568
Common Share Price at March 31, 2008	$ 41.49
			11,988,227	98.4%
Perpetual Preferred Equity (see below)			200,000	1.6%
Total Equity			12,188,227	100.0%	55.3%

Total Market Capitalization			$ 22,051,659		100.0%

Convertible Preferred Equity as of March 31, 2008
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted		Common
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average	Conversion	Share
Series	Date	Shares/Units	Value	Per Share/Unit	Amount	Rate	Ratio	Equivalents
Preferred Shares:
7.00% Series E	11/1/98	357,616	$ 8,940	$ 1.75	$ 626		1.1128	397,955
7.00% Series H	6/30/98	23,359	584	1.75	41		1.4480	33,824
Junior Preference Units:
8.00% Series B	7/29/09	7,367	184	2.00	15		1.020408	7,517
Total Convertible Preferred Equity		388,342	$ 9,708		$ 682	7.03%		439,296
Perpetual Preferred Equity as of March 31, 2008
(Amounts in thousands except for share and per share amounts)

				Annual	Annual	Weighted
	Redemption	Outstanding	Liquidation	Dividend	Dividend	Average
Series	Date	Shares	Value	Per Share	Amount	Rate
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$ 50,000	$ 4.145	$ 4,145
6.48% Series N	6/19/08	600,000	150,000	16.20	9,720
Total Perpetual Preferred Equity		1,600,000	$ 200,000		$ 13,865	6.93%

EQUITY RESIDENTIAL

Common Share and Operating Partnership Unit (OP Unit)
Weighted Average Amounts Outstanding

	Q108	Q107

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	268,784,258	292,251,267
Shares issuable from assumed conversion/vesting of:
- OP Units	18,294,706	19,446,271
- share options/restricted shares	2,237,869	4,567,631
Total Common Shares and OP Units - diluted	289,316,833	316,265,169

Weighted Average Amounts Outstanding for FFO Purposes:
Common Shares - basic	268,784,258	292,251,267
OP Units - basic	18,294,706	19,446,271
Total Common Shares and OP Units - basic	287,078,964	311,697,538
Shares issuable from assumed conversion/vesting of:
- convertible preferred shares/units	444,474	521,150
- share options/restricted shares	2,237,869	4,567,631
Total Common Shares and OP Units - diluted	289,761,307	316,786,319

Period Ending Amounts Outstanding:
Common Shares - basic	270,502,249
OP Units - basic	18,001,023
Total Common Shares and OP Units - basic	288,503,272

EQUITY RESIDENTIAL

Partially Owned Entities as of March 31, 2008
(Amounts in thousands except for project and unit amounts)

		Consolidated					Unconsolidated
		Development Projects
		Held for and/or Under Development	Completed, Not Stabilized (4)	Completed and Stabilized	Other	Total	Institutional Joint Ventures

Total projects	(1)	-	1	5	21	27	44

Total units	(1)	-	132	1,405	3,894	5,431	10,446

Operating information for the quarter
ended 3/31/08 (at 100%):
Operating revenue		$ 94	$ -	$ 5,925	$ 14,296	$ 20,315	$ 25,913
Operating expenses		252	134	2,433	4,796	7,615	11,601
Net operating (loss) income		(158)	(134)	3,492	9,500	12,700	14,312
Depreciation		93	-	2,350	3,504	5,947	5,379
Other		-	-	738	4	742	83
Operating (loss) income		(251)	(134)	404	5,992	6,011	8,850
Interest and other income		30	-	32	145	207	191
Interest:
Expense incurred, net		-	-	(1,993)	(5,014)	(7,007)	(9,361)
	Amortization of deferred financing costs	-	-	(18)	(32)	(50)	(154)
Income and other tax (expense) benefit		(112)	-	-	(46)	(158)	(214)
Net (loss) income		$ (333)	$ (134)	$ (1,575)	$ 1,045	$ (997)	$ (688)

Debt - Secured (2):
EQR Ownership (3)		$ 421,755	$ 28,260	$ 141,206	$ 289,135	$ 880,356	$ 121,200
Minority Ownership		-	-	-	13,321	13,321	363,600
Total (at 100%)		$ 421,755	$ 28,260	$ 141,206	$ 302,456	$ 893,677	$ 484,800

(1)	Project and unit counts exclude all uncompleted development projects until those projects are substantially completed. See the Consolidated Development Projects schedule for more detail.

(2)	All debt is non-recourse to the Company with the exception of $68.7 million in mortgage bonds on various development projects.

(3)	Represents the Company's current economic ownership interest.

(4)	Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

EQUITY RESIDENTIAL

Consolidated Development Projects as of March 31, 2008
(Amounts in thousands except for project and unit amounts)

Projects	Location	No. of Units	Total Capital Cost (1)	Total Book Value To Date	Total Book Value Not Placed in Service	Total Debt		Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
West End Apartments (a.k.a. Emerson/CRP II)	Boston, MA	310	$ 167,952	$ 146,547	$ 90,212	$ -		98%	39%	34%	Q2 2008	Q1 2009
Reunion at Redmond Ridge	Redmond, WA	321	55,457	49,642	25,165	-		95%	11%	4%	Q2 2008	Q3 2010
Crowntree Lakes	Orlando, FL	352	58,628	50,012	50,012	-		96%	17%	5%	Q3 2008	Q4 2009
Key Isle at Windermere II	Orlando, FL	165	29,058	22,412	22,412	-		85%	27%	5%	Q4 2008	Q1 2009
70 Greene (a.k.a. 77 Hudson)	Jersey City, NJ	480	269,958	120,402	120,402	-		50%	-	-	Q4 2009	Q1 2011
Reserve at Town Center II	Mill Creek, WA	100	23,485	5,837	5,837	-		6%	-	-	Q2 2010	Q4 2010

Projects Under Development - Wholly Owned		1,728	604,538	394,852	314,040	-

Projects Under Development - Partially Owned:
City Lofts	Chicago, IL	278	71,109	61,520	61,520	37,973		90%	3%	-	Q3 2008	Q2 2009
Silver Spring	Silver Spring, MD	457	147,454	105,116	105,116	67,043		72%	-	-	Q4 2008	Q3 2010
303 Third Street	Cambridge, MA	482	248,307	165,675	165,675	80,960		68%	-	-	Q4 2008	Q1 2010
Montclair Metro	Montclair, NJ	163	48,730	17,203	17,203	2,374		26%	-	-	Q2 2009	Q1 2010
Red Road Commons	South Miami, FL	404	128,816	46,777	46,777	17,387		15%	-	-	Q1 2010	Q3 2011
111 Lawrence Street	Brooklyn, NY	492	283,968	56,259	56,259	-		4%	-	-	Q2 2010	Q3 2011
Westgate	Pasadena, CA	480	170,558	45,026	45,026	163,160	(2)	4%			Q2 2011	Q2 2012

Projects Under Development - Partially Owned		2,756	1,098,942	497,576	497,576	368,897

Projects Under Development		4,484	1,703,480	892,428	811,616	368,897

Land Held for Development		N/A	-	368,525	368,525	52,858

Land/Projects Held for and/or Under Development		4,484	1,703,480	1,260,953	1,180,141	421,755

Completed Not Stabilized - Wholly Owned (3):
Bella Vista III	Woodland Hills, CA	264	73,337	73,205	-	-			82%	73%	Completed	Q3 2008
Highland Glen II	Westwood, MA	102	19,872	19,822	-	-			49%	41%	Completed	Q4 2008

Projects Completed Not Stabilized - Wholly Owned		366	93,209	93,027	-	-

Completed Not Stabilized - Partially Owned (3):
Alta Pacific	Irvine, CA	132	47,554	44,734	-	28,260	(2)		4%	-	Completed	Q1 2009

Projects Completed Not Stabilized - Partially Owned		132	47,554	44,734	-	28,260

Projects Completed Not Stabilized		498	140,763	137,761	-	28,260

Total Projects		4,982	$ 1,844,243	$ 1,398,714	$ 1,180,141	$ 450,015

NOI CONTRIBUTION FROM DEVELOPMENT PROJECTS								Total Capital Cost (1)	Q1 2008 NOI
Projects Under Development								$ 1,703,480	$ 220
Completed Not Stabilized								140,763	472
Completed and Stabilized During the Quarter								-	-
Total Development / Newly Stabilized NOI Contri- bution								$ 1,844,243	$ 692
(1) Total capital cost represents estimated development cost for projects under development and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2) Debt is primarily tax-exempt bonds that are entirely outstanding, with $125.7 million held in escrow by the lender and released as draw requests are made. This escrowed amount is classified as "Deposits - restricted" in the consolidated balance sheets at 3/31/08.

(3) Properties included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing.

EQUITY RESIDENTIAL

Consolidated Condominium Conversion Projects as of March 31, 2008
(Amounts in thousands except for project and unit amounts)

				Units				2008 YTD Activity
						Available for Sale
Projects	Location	Project Start Date (1)	Estimated Close Out Date	Total	Units Closed	Sold Not Closed	Available	Units Closed	Sales Price	FFO Incremental Gain on Sale (2)

For Sale
Milano Terrace	Scottsdale, AZ	Q2 2005	Q2 2008	224	220	4	-	14	$3,160	$208
South Palm Place	Tamarac, FL	Q2 2005	Q2 2008	208	203	2	3	1	183	(23)
Park Bloomingdale	Bloomingdale, IL	Q2 2006	Q4 2008	250	190	4	56	10	1,771	(43)
Belle Arts	Bellevue, WA	Q4 2006	Q4 2008	128	127	-	1	-	-	1
Arrington Place	Issaquah, WA	Q1 2007	Q1 2009	130	58	2	70	13	3,485	259
The Cleo (The Alexandria)	Los Angeles, CA	Q3 2007	Q4 2008	104	-	25	79	-	-	-
Verde (Mission Verde)	San Jose, CA	Q3 2007	Q1 2009	108	-	15	93	-	-	-
The Martine (Crosspointe)	Bellevue, WA	Q4 2007	Q1 2009	67	-	-	67	-	-	-
The Hamilton	Beverly Hills, CA	Q1 2008	Q3 2009	35	-	-	35	-	-	-

				1,254	798	52	404	38	8,599	402

Closed Out
Chantecleer Lakes	Naperville, IL	Q4 2005	Q1 2008	304	304	-	-	2	326	34
Pacific Cove	Playa Del Ray, CA	Q3 2006	Q1 2008	80	80	-	-	1	520	(14)
Projects closed out prior to 2008				4,289	4,289	-	-	-	-	(56)

				4,673	4,673	-	-	3	846	(36)

Totals			12	5,927	5,471	52	404	41	$9,445	$366

Net incremental gain on sales of condominium units (2)										$366
Corporate overhead (property management expense)										(736)
Other expenses										(204)
Discontinued operating loss										(1,184)
Operating income of halted conversions (3)										128

Pre-tax net loss - Condominium division (4)										$(1,630)
(1)	Project start date represents the date that each respective property was acquired by the taxable REIT subsidiary and included in discontinued operations.
(2)	Amounts are net of $102,000 in reserves for potential homeowners disputes for the quarter ended March 31, 2008.
(3)	Halted conversions includes the results of Sheridan Lake Club (Dania Beach Club) and Sage.
(4)	Excludes interest income, interest expense and certain other items specific to condominium conversion projects that ultimately eliminate in consolidation.
Also excludes depreciation expense on halted conversions (active conversions are not depreciated) and excludes income and other taxes on condominium sales and operations, if any.

EQUITY RESIDENTIAL

Maintenance Expenses and Capitalized Improvements to Real Estate
For the Quarter Ended March 31, 2008
(Amounts in thousands except for unit and per unit amounts)

		Maintenance Expenses						Capitalized Improvements to Real Estate							Total Expenditures

	Total		Avg.		Avg.		Avg.		Avg.	Building	Avg.		Avg.			Avg.
	Units	Expense	Per	Payroll	Per		Per	Replacements	Per	Improvements	Per		Per		Grand	Per
	(1)	(2)	Unit	(3)	Unit	Total	Unit	(4)	Unit	(5)	Unit	Total	Unit		Total	Unit

Established Properties (6)	111,463	$ 20,989	$ 188	$ 19,054	$ 171	$ 40,043	$ 359	$ 8,925	$ 80	$ 13,214	$ 119	$ 22,139	$199	(9)	$ 62,182	$ 558

New Acquisition Properties (7)	17,879	3,592	201	3,188	178	6,780	379	1,154	65	5,096	285	6,250	350		13,030	729

Other (8)	6,250	2,144		1,978		4,122		9,391		2,964		12,355			16,477

Total	135,592	$ 26,725		$ 24,220		$ 50,945		$ 19,470		$ 21,274		$ 40,744			$ 91,689

(1)	Total Units - Excludes 10,446 unconsolidated units and 3,731 military housing (fee managed) units, for which maintenance expenses and capitalized improvements to real estate are self-funded and do not consolidate into the Company's results.

(2)	Maintenance Expenses - Includes general maintenance costs, unit turnover costs including interior painting, regularly scheduled landscaping and tree trimming costs, security, exterminating, fire protection, snow and ice removal, elevator repairs, and other miscellaneous building repair costs.

(3)	Maintenance Payroll - Includes employee costs for maintenance, cleaning, housekeeping, and landscaping.

(4)	Replacements - Includes new expenditures inside the units such as appliances, mechanical equipment, fixtures and flooring, including carpeting.

(5)	Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)	Established Properties - Wholly Owned Properties acquired prior to January 1, 2006.

(7)	New Acquisition Properties - Wholly Owned Properties acquired during 2006, 2007 and 2008.

(8)	Other - Includes properties either partially owned or sold during the period, commercial space, corporate housing and condominium conversions. Also includes $7.5 million included in replacements spent on various assets related to major renovations and repositioning of these assets.

(9)	For 2008, the Company estimates an annual stabilized run rate of approximately $1,100 per unit of capital expenditures for its established properties.

EQUITY RESIDENTIAL

Discontinued Operations
(Amounts in thousands)

	Quarter Ended
	March 31,
	2008	2007

REVENUES
Rental income	$ 5,330	$ 58,065
Total revenues	5,330	58,065

EXPENSES (1)
Property and maintenance	4,124	19,284
Real estate taxes and insurance	637	7,766
Property management	(26)	203
Depreciation	982	15,742
General and administrative	3	2
Impairment	56	-
Total expenses	5,776	42,997

Discontinued operating (loss) income	(446)	15,068

Interest and other income	(17)	93
Interest (2):
Expense incurred, net	(22)	(1,310)
Amortization of deferred financing costs	-	(343)
Income and other tax benefit (expense)	200	(179)

Discontinued operations	(285)	13,329
Minority Interests - Operating Partnership	18	(829)
Discontinued operations, net of minority interests	(267)	12,500

Net gain on sales of discontinued operations	122,517	111,946
Minority Interests - Operating Partnership	(7,792)	(6,963)
Gain on sales of discontinued operations, net of minority interests	114,725	104,983

Discontinued operations, net of minority interests	$ 114,458	$ 117,483

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company’s period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

EQUITY RESIDENTIAL

Additional Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

FFO Reconciliations

	FFO Reconciliations
	Guidance Midpoint Q1
	2008 to Actual Q1 2008
	Amounts	Per Share

Guidance midpoint Q1 2008 FFO - Diluted (1) (2)	$ 166,524	$ 0.574
Property NOI (including reserve adjustments)	5,200	0.018
General and administrative expense	(682)	(0.002)
Insurance litigation settlement proceeds (interest and other income)	550	0.002
Interest expense (excluding debt extinguishment)	(552)	(0.002)
Debt extinguishment costs:
Prepayment penalties	749	0.003
Write-off of unamortized deferred financing costs	669	0.002
Income and other tax expense (including discontinued operations)	(2,019)	(0.007)
Other	287	0.001

Actual Q1 2008 FFO - Diluted (1) (2)	$ 170,726	$ 0.589
Non-Comparable Items (3)

	Quarter Ended March 31,
	2008	2007	Variance
Property insurance reserve adjustments (real estate taxes and insurance expense)	$ 6	$ (1,622)	$ 1,628
Workers compensation reserve adjustments (property management expense)	216	213	3
Severance charges:
Property management expense	(176)	-	(176)
General and administrative expense	(1,697)	-	(1,697)
Florida litigation reserve reduction (general and administrative expense)	-	1,625	(1,625)
Performance shares (general and administrative expense)	(179)	(40)	(139)
Impairment (including discontinued operations)	(175)	(236)	61
Insurance litigation settlement proceeds (interest and other income)	550	-	550
Forfeited deposits (interest and other income)	273	23	250
Debt extinguishment costs (interest):
Prepayment penalties	-	(141)	141
Write-off of unamortized deferred financing costs	(6)	(718)	712
Net incremental gain on sales of condominium units	366	4,684	(4,318)
Income and other tax benefit - Condo sales	313	8	305
Net non-comparable items (3)	$ (509)	$ 3,796	$ (4,305)

Note: See page 25 for definitions, footnotes and reconciliations of EPS to FFO.

EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

2008 Earnings Guidance (per share diluted)

	Q2 2008	2008

Expected FFO (1) (2)	$0.61 to $0.65	$2.45 to $2.60

2008 Same Store Assumptions
Physical occupancy		94.5%
Revenue change		3.00% to 4.00%
Expense change		2.50% to 3.25%
NOI change		3.00% to 4.75%
(Note: 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO)

2008 Transaction Assumptions
Rental acquisitions		$1.0 billion
Rental dispositions		$1.0 billion
Capitalization rate spread		125 basis points

2008 Debt Assumptions
Weighted average debt outstanding		$9.7 billion - $10.1 billion
Weighted average interest rate (reduced for capitalized interest and
including prepayment penalties)		4.84%
Interest expense (including discontinued operations)		$470.0 million - $490.0 million

2008 Condominium Conversion Assumptions
Net incremental gain on sales of condominium units		$7.0 million to $14.4 million
Pre-tax net income - Condominium division (after overhead/operations)		$0.0 million to $7.5 million
Effective tax rate		0%
Number of condominium unit sales		225 units - 400 units

2008 Other Guidance Assumptions
General and administrative expense		$48.0 million - $50.0 million
Interest and other income		$5.0 million - $10.0 million
Net gain on sales of land parcels		No amounts budgeted
Preferred share redemptions		No amounts budgeted
Weighted average Common Shares and OP Units - Diluted		290.9 million

Note: See page 25 for definitions, footnotes and reconciliations of EPS to FFO.

EQUITY RESIDENTIAL

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO for Pages 23 and 24

(Amounts in thousands except per share data)
(All per share data is diluted)

			Expected	Expected
	Expected Q1 2008		Q2 2008	2008
	Amounts	Per Share	Per Share	Per Share

Expected Earnings - Diluted (4)	$ 139,371	$ 0.480	$0.52 to $0.56	$2.08 to $2.23
Add: Expected depreciation expense	145,843	0.504	0.50	2.02
Less: Expected net gain on sales (4)	(118,690)	(0.410)	(0.41)	(1.65)

Expected FFO - Diluted (1) (2)	$ 166,524	$ 0.574	$0.61 to $0.65	$2.45 to $2.60
Definitions and Footnotes for Pages 23 and 24

(1)

The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.  The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only.  Once the Company commences the conversion of units to condominiums, it simultaneously discontinues depreciation of such property. FFO available to Common Shares and OP Units is calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Minority Interests - Operating Partnership". Subject to certain restrictions, the Minority Interests - Operating Partnership may exchange their OP Units for EQR Common Shares on a one-for-one basis.

(2)

The Company believes that FFO and FFO available to Common Shares and OP Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and OP Units can help compare the operating performance of a company's real estate between periods or as compared to different companies.  FFO and FFO available to Common Shares and OP Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP.  Therefore, FFO and FFO available to Common Shares and OP Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity.  The Company's calculation of FFO and FFO available to Common Shares and OP Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(3)	Non-comparable items are those items included in FFO that by their nature are not comparable from period to period, such as net incremental gain on sales of condominium units, impairment charges, debt extinguishment costs and redemption premiums on Preferred Shares/Preference Interests.

(4)	Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

CONTACT:
Equity Residential
Marty McKenna
(312) 928-1901